Exhibit 99.2

Contact:
Provectus Biopharmaceuticals, Inc.	Porter, LeVay & Rose, Inc.
Peter R. Culpepper, CFO, COO	Marlon Nurse, DM, SVP – Investor Relations
Phone: 866-594-5999 #30	Phone: 212-564-4700
Todd Aydelotte – Media Relations
Phone: 646-428-0644

FOR IMMEDIATE RELEASE

PROVECTUS BIOPHARMACEUTICALS SIGNS LETTER OF INTENT WITH BOEHRINGER INGELHEIM (CHINA) TO COLLABORATE IN BRINGING PV-10 TO MARKET IN CHINA

LOI Signed at ESMO GI Addresses Melanoma and Cancers of the Liver

KNOXVILLE, TN, July 2, 2015 — Provectus Biopharmaceuticals, Inc. (NYSE MKT: PVCT, http://www.pvct.com), a clinical-stage oncology and dermatology biopharmaceutical company (“Provectus” or the “Company”), announced today that it has signed a Letter of Intent (the “LOI”) with Boehringer Ingelheim (China) Investment Co. Ltd. (“Boehringer”). The purpose of the LOI is to lay a foundation for the two parties to collaborate in bringing PV-10, Provectus’ novel investigational drug for cancer (“PV-10”), to market in mainland China, Hong Kong and Taiwan. Maxim Group LLC acted as strategic advisor to Provectus in structuring and negotiating the LOI.

Under the terms of the LOI, Boehringer will provide certain commercially reasonable support in the aspects of product registration with the China Food and Drug Administration (“CFDA”), communication preparation, market intelligence and other assistance to Provectus in China to the extent that is within Boehringer’s approved business scope and permissible by Chinese laws.

In return, Provectus will grant Boehringer the first priority to be the exclusive collaborator of Provectus in China for PV-10 in the event that PV-10 is successfully registered and approved by the CFDA. The exclusive collaboration may take the form of exclusive distribution and promotion, exclusive licensing or other agreement, subject to both parties’ mutual agreement. At the appropriate time, Provectus and Boehringer will enter into a definitive agreement, including a non-compete provision, for PV-10 to be exclusively developed, distributed and promoted through the collaboration within China, although there can be no assurance that the parties will enter into a definitive agreement.

In the LOI signed today at the European Society for Medical Oncology (ESMO) World Congress on Gastrointestinal Cancer 2015 in Barcelona, the two parties have agreed to meet regularly and maintain effective communication in order to move forward with the registration and commercialization of the product and assess the potential cooperation between them in China, which may be adopted in a form of exclusive commercial supply, distribution and promotion, partnership or any other forms suitable to both parties’ interests.

Stephen Doyle, Vice President and Head of Specialty Care, China, at Boehringer, said, “We are impressed with the work the management of Provectus and its researchers have done so far in developing PV-10 as a potential treatment option for melanoma and cancers of the liver. At

Boehringer Ingelheim we are committed to research and development in areas of high unmet need such as liver cancer. If successful, we believe that many Chinese patients could benefit from being treated with PV-10. Because of this, and the data generated so far, we are prepared to provide the commercially reasonable support Provectus may need to get PV-10 through the drug development and registration approval process in China.”

Peter Culpepper, CFO and COO of Provectus, said, “We are excited about the potential of PV-10 in China and in commencing a working relationship with Boehringer Ingelheim to bring PV-10 to market there. We are confident that Boehringer Ingelheim’s expertise in navigating the regulatory requirements in China will prove beneficial to us, and we are also confident that a commercial collaboration will benefit both companies. In addition, we believe that a successful partnership with Boehringer Ingelheim in China will provide us with experience in dealing with regulatory systems outside the US and help us take PV-10 to a global marketplace.”

About Boehringer Ingelheim

The Boehringer Ingelheim group is one of the world’s 20 leading pharmaceutical companies. Headquartered in Ingelheim, Germany, Boehringer Ingelheim operates globally with 146 affiliates and a total of more than 47,700 employees. The focus of the family-owned company, founded in 1885, is researching, developing, manufacturing and marketing new medications of high therapeutic value for human and veterinary medicine.

Social responsibility is an important element of the corporate culture at Boehringer Ingelheim. This includes worldwide involvement in social projects, such as the initiative “Making more Health” and caring for the employees. Respect, equal opportunities and reconciling career and family form the foundation of the mutual cooperation. In everything it does, the company focuses on environmental protection and sustainability.

In 2014, Boehringer Ingelheim achieved net sales of about 13.3 billion euros. R&D expenditure corresponds to 19.9 per cent of its net sales.

For more information please visit www.boehringer-ingelheim.com

About Provectus Biopharmaceuticals, Inc.

Provectus Biopharmaceuticals, Inc., specializes in developing oncology and dermatology therapies. PV-10, its novel investigational drug for cancer, is designed for injection into solid tumors (intralesional administration), thereby reducing potential for systemic side effects. Its oncology focus is on melanoma, breast cancer and cancers of the liver. The Company has received orphan drug designations from the FDA for its melanoma and hepatocellular carcinoma indications. PH-10, its topical investigational drug for dermatology, is undergoing clinical testing for psoriasis and atopic dermatitis. Provectus has completed phase 2 trials of PV-10 as a therapy for metastatic melanoma, and of PH-10 as a topical treatment for atopic dermatitis and psoriasis. Information about these and the Company’s other clinical trials, including its current phase 3 study in melanoma, can be found at the NIH registry, www.clinicaltrials.gov. For additional information about Provectus, please visit the Company’s website at www.pvct.com or contact Porter, LeVay & Rose, Inc.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date hereof, and we undertake no obligation to update such statements after this date.

Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014) and the following:

•	our determination, based on guidance from the FDA, whether to proceed with or without a partner with the fully enrolled phase 3 trial of PV-10 to treat locally advanced cutaneous melanoma and the costs associated with such a trial if it is necessary to complete (versus interim data alone);

•	our determination whether to license PV-10, our melanoma drug product candidate, and other solid tumors such as cancers of the liver, if such licensure is appropriate considering the timing and structure of such a license, or to commercialize PV-10 on our own to treat melanoma and other solid tumors such as cancers of the liver;

•	our ability to license our dermatology drug product candidate, PH-10, on the basis of our phase 2 atopic dermatitis and psoriasis results, which are in the process of being further developed in conjunction with mechanism of action studies; and

•	our ability to raise additional capital if we determine to commercialize PV-10 and/or PH-10 on our own, although our expectation is to be acquired by a prospective pharmaceutical or biotech concern prior to commercialization.

###